                                                                    Exhibit 25.1
================================================================================



                                    FORM T-1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                      CHECK IF AN APPLICATION TO DETERMINE
           ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) [_]

                           ---------------------------
                            BNY MIDWEST TRUST COMPANY
               (Exact name of trustee as specified in its charter)


                 Illinois                                       36-3800435
(Jurisdiction of incorporation or organization               (I.R.S. Employer
        if not a U.S. national bank)                      Identification Number)


            2 North LaSalle Street
                  Suite 1020
              Chicago, Illinois                                   60602
   (Address of principal executive offices)                     (Zip code)


                                John C. Hitt, Jr.
                               Chapman and Cutler
                             111 West Monroe Street
                             Chicago, Illinois 60603
                                 (312) 845-3000
                               (Agent for Service)

                           ---------------------------

                                 Roundy's, Inc.
               (Exact name of obligor as specified in its charter)

                   Wisconsin                                    39-0854535
        (State or other jurisdiction of                       (I.R.S. employer
        incorporation or organization)                       identification no.)

             23000 Roundy Drive
             Pewaukee, Wisconsin                                   53072
   (Address of principal executive offices)                      (Zip code)


           Each additional obligor as identified in Exhibit 10 hereto
                              Series A and Series B
                    8-7/8% Senior Subordinated Notes due 2012
                      (Title of the indenture securities)



================================================================================

Item 1. General information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                                    Name                                   Address
                  Office of Banks & Trust Companies of the     500 East Monroe Street
                  State of Illinois                            Springfield, Illinois 62701-1532

                  Federal Reserve Bank of Chicago              230 South LaSalle Street
                                                               Chicago, Illinois 60603

         (b)    Whether it is authorized to exercise corporate trust powers.

                Yes.


Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                None.


Item 16. List of Exhibits.

         1. A copy of Articles of Incorporation of BNY Midwest Trust Company as now in effect. (Incorporated by reference to Exhibit 1 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

          2, 3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Incorporated by reference to Exhibit 2 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

          4. A copy of the existing By-laws of the Trustee. (Incorporated by reference to Exhibit 4 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

          5.    Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit A)

          7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. (Exhibit B)

          8.    Not applicable.

          9.    Not applicable.

         10.    Additional Obligors. (Exhibit C)

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 2nd day of August, 2002.

                                            BNY MIDWEST TRUST COMPANY

                                            By:/s/ M. Callahan
                                               ---------------------------------
                                               Name: M. Callahan
                                               Title: Assistant Vice President

                                    EXHIBIT A

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of Roundy's, Inc. Series A and Series B 8-7/8% Senior Subordinated Notes due 2012, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                            BNY MIDWEST TRUST COMPANY

                                            By:/s/ M. Callahan
                                               ---------------------------------
                                               Name: M. Callahan
                                                     ---------------------------
                                               Title: Assistant Vice President
                                                     ---------------------------

Dated: August 2, 2002

                                    EXHIBIT B

                         OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies
                        CONSOLIDATED REPORT OF CONDITION
                                       OF
                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

     Including the institution's domestic and foreign subsidiaries completed as of the close of business on March 31, 2002, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                           ASSETS                                          THOUSANDS OF DOLLARS
1.   Cash and Due from Depository Institutions ................                   14,706

2.   U.S. Treasury Securities .................................                    - 0 -

3.   Obligations of States and Political Subdivisions..........                    - 0 -

4.   Other Bonds, Notes and Debentures ........................                    - 0 -

5.   Corporate Stock ..........................................                    - 0 -

6.   Trust Company Premises, Furniture, Fixtures
     and Other Assets Representing Trust Company
     Premises .................................................                      349

7.   Leases and Lease Financing Receivables ...................                    - 0 -

8.   Accounts Receivable ......................................                    4,204

9.   Other Assets .............................................

     (Itemize amounts greater than 15% of Line 9)
          Goodwill and Intangibles ......................86,813                   87,161

10.  TOTAL ASSETS .............................................                  106,420

                         OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies
                        CONSOLIDATED REPORT OF CONDITION
                                       OF
                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

                    LIABILITIES                       THOUSANDS OF DOLLARS
11.  Accounts Payable ............................            - 0 -

12.  Taxes Payable ...............................            - 0 -

13.  Other Liabilities for Borrowed Money ........           25,425

14.  Other Liabilities ...........................

     (Itemize amounts greater than 15% of Line 14)

     Taxes Due Parent Company ...............3,803
     Reserve for Taxes ......................3,128            7,174

15.  TOTAL LIABILITIES                                       32,599

                   EQUITY CAPITAL

16.  Preferred Stock .............................            - 0 -

17.  Common Stock ................................            2,000

18.  Surplus .....................................           62,130

19.  Reserve for Operating Expenses ..............            - 0 -

20.  Retained Earnings (Loss) ....................            9,691

21.  TOTAL EQUITY CAPITAL ........................           73,821

22.  TOTAL LIABILITIES AND EQUITY CAPITAL ........          106,420

I, Robert L. De Paola, Vice President
   -----------------------------------------------------------------------------
              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                              /s/ Robert L. DePaola
 -------------------------------------------------------------------------------
                (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 25th day of April, 2002

My Commission expires May 15, 2003.

                                          /s/ Joseph A. Giacobino, Notary Public
                                              -------------------
(Notary Seal)



Person to whom Supervisory Staff should direct questions concerning this report.
     Christine Anderson                               (212) 503-4204
----------------------------              --------------------------------------
            Name                               Telephone Number (Extension)

                                    EXHIBIT C

                               ADDITIONAL OBLIGORS

         GUARANTOR UNDER              JURISDICTION OF         IRS EMPLOYER
         THE INDENTURE*                ORGANIZATION        IDENTIFICATION NO.

Cardinal Foods, Inc.                     Delaware             31-1193505
Holt Public Storage, Inc.                Wisconsin            39-1625007
Insurance Planners, Inc.                 Wisconsin            39-1017345
I.T.A., Inc.                             Wisconsin            39-1598441
Jondex Corp.                             Wisconsin            39-6043038
Kee Trans, Inc.                          Wisconsin            39-1598439
Mega Marts, Inc.                         Wisconsin            39-1584570
Midland Grocery of Michigan, Inc.        Michigan             31-1271538
Pick `n Save Warehouse Foods, Inc.       Wisconsin            39-1237362
Rindt Enterprises, Inc.                  Wisconsin            39-6043358
Ropak, Inc.                              Wisconsin            39-1266185
Scot Lad Foods, Inc.                     Wisconsin            36-3318402
Scot Lad-Lima, Inc.                      Ohio                 34-1755052
Shop-Rite, Inc.                          Wisconsin            39-1134847
Spring Lake Merchandise, Inc.            Ohio                 34-1597319
The Copps Corporation                    Wisconsin            39-0763870
The Midland Grocery Company              Ohio                 31-4252895
Ultra Mart Foods, Inc.                   Wisconsin            39-6043054
Village Market, LLC                      Indiana              35-2077271

--------
* The address for each of the Guarantors is c/o Roundy's, Inc., 23000 Roundy Drive, Pewaukee, Wisconsin 53072, telephone (262) 953-7999.